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Exhibit 5.1

HOGAN & HARTSON L.L.P.
COLUMBIA SQUARE
555 THIRTEENTH STREET, N.W.
WASHINGTON, D.C. 20004-1109
TEL (202) 637-5600
FAX (202) 637-5910

May 30, 2003

Board of Directors
New Plan Excel Realty Trust, Inc.
1120 Avenue of the Americas, 12th Floor
New York, New York 10036

Ladies and Gentlemen:

        We are acting as counsel to New Plan Excel Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to up to an aggregate of 4,750,000 shares of common stock, par value $.01 per share, of the Company (the "Shares"), to be issued from time to time pursuant to the Company's 2003 Stock Incentive Plan, effective as of May 14, 2003 (the "Stock Incentive Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion letter, we have examined copies of the following documents (the "Documents"):

  1.
  An executed copy of the Registration Statement.

  2.
  A copy of the Stock Incentive Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

  3.
  The Articles of Amendment and Restatement of Articles of Incorporation of the Company, as amended and supplemented, as certified by the State Department of Assessments and Taxation of the State of Maryland on May 29, 2003 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Charter").

  4.
  The Restated Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

  5.
  Resolutions of the Board of Directors of the Company, adopted at meetings held on February 11, 2003 and March 19, 2003, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the authorization of the Stock Incentive Plan and issuance of the Shares therewith and listing of the Shares on the NYSE and arrangements in connection therewith.

        In our examination of the aforesaid Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). We also have assumed that the Shares have not and will not be issued in violation of the ownership limit contained in the Charter. As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the Documents. We have not independently established the facts so relied on. The opinions are given and all other statements herein are made, in the context of the foregoing.

        This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term "Maryland General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

        Based upon, subject to and limited by the foregoing, we are of the opinion that following the (i) issuance of the Shares in the manner and on the terms described in the Stock Incentive Plan, and (ii) receipt by the Company of the consideration for the Shares specified in the Stock Incentive Plan, the Shares will be validly issued, fully paid, and nonassessable.

*        *        *        *

        This opinion letter has been prepared solely for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of the effectiveness of the Registration Statement.

        We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Very truly yours,
/s/ Hogan & Hartson L.L.P.
HOGAN & HARTSON L.L.P.

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  Exhibit 5.1